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                                                                      EXHIBIT 21

ASHWORTH, INC.


SUBSIDIARIES OF THE REGISTRANT.



                                        STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                      OF INCORPORATION
- ------------------                      ---------------------------
Ashworth International, Inc.            US Virgin Islands
 (Foreign Sales Corporation)
Ashworth Store I, Inc.                  Delaware
Ashworth Store II, Inc.                 Delaware
Ashworth Store III, Inc.                Delaware
Ashworth U.K., Ltd.                     England